Certifications

I, Charles E. Porter, the Principal Executive Officer of the funds listed on Attachment A, certify that:

1. I have reviewed each report on Form N-Q of the funds listed on Attachment A:

2. Based on my knowledge, each report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by each report;

3. Based on my knowledge, the schedules of investments included in each report fairly present in all material respects the investments of the registrant as of the end of the fiscal quarter for which the report is filed;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) and internal control over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act of 1940) for the registrants and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which each report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report, based on such evaluation; and

d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed to each registrant’s auditors and the audit committee of each registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect each registrant’s ability to record, process, summarize, and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in each registrant’s internal control over financial reporting.

/s/ Charles E. Porter
_____________________________
Date: November 25, 2008
Charles E. Porter
Principal Executive Officer

Certifications

I, Steven D. Krichmar, the Principal Financial Officer of the funds listed on Attachment A, certify that:

1. I have reviewed each report on Form N-Q of the funds listed on Attachment A:

2. Based on my knowledge, each report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by each report;

3. Based on my knowledge, the schedules of investments included in each report fairly present in all material respects the investments of the registrant as of the end of the fiscal quarter for which the report is filed;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) and internal control over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act of 1940) for the registrants and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which each report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report, based on such evaluation; and

d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed to each registrant’s auditors and the audit committee of each registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect each registrant’s ability to record, process, summarize, and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in each registrant’s internal control over financial reporting.

/s/ Steven D. Krichmar
_______________________________
Date: November 25, 2008
Steven D. Krichmar
Principal Financial Officer

Attachment A
NQ
Period (s) ended September 30, 2008

377	Putnam Discovery Growth Fund
2PX	Putnam VT American Government Income Fund
2TP	Putnam VT Capital Appreciation Fund
23K	Putnam VT Capital Opportunities Fund
2TJ	Putnam VT Discovery Growth Fund
961	Putnam VT Diversified Income Fund
23N	Putnam VT Equity Income Fund
2IS	Putnam VT The George Putnam Fund of Boston
070	Putnam VT Global Asset Allocation Fund
016	Putnam VT Global Equity Fund
066	Putnam VT Growth and Income Fund
2PU	Putnam VT Growth Opportunities Fund
2IW	Putnam VT Health Sciences Fund
067	Putnam VT High Yield Fund
068	Putnam VT Income Fund
2DO	Putnam VT International Equity Fund
2DP	Putnam VT International New Opportunities Fund
2IO	Putnam VT Investors Fund
23H	Putnam VT Mid Cap Value Fund
069	Putnam VT Money Market Fund
098	Putnam VT New Opportunities Fund
2DR	Putnam VT New Value Fund
2IP	Putnam VT OTC & Emerging Growth Fund
2LA	Putnam VT Research Fund
2MJ	Putnam VT Small Cap Value Fund
152	Putnam VT Utilities Growth and Income Fund
2DQ	Putnam VT Vista Fund
065	Putnam VT Voyager Fund
2DN	Putnam VT International Growth and Income Fund
841	Putnam International Equity Fund
2HF	Putnam Small Cap Growth Fund
2CE	Putnam International Growth & Income Fund
057	Putnam Europe Equity Fund
852	Putnam New Opportunities Fund